EXHIBIT 10.23

                                 AMENDMENT NO. 6
                                       TO
                                 LEASE AGREEMENT

         This Amendment No. 6 is made this 25th day of November, 1997 by and between St. Paul Properties, Inc., (a Delaware corporation), (as "Landlord") and ATS Medical, Inc., (a Minnesota corporation), (as "Tenant").

                                   WITNESSETH:

         WHEREAS, Crow-Plymouth Land Limited Partnership and tenant are the parties to that certain lease agreement dated December 22, 1987 (the "Lease") with regard to the leasing of approximately 18,305 square feet (the "Original Leased Premises") in the building owned by Landlord and located at 3905 Annapolis Lane, Plymouth, Minnesota as more particularly described on Exhibit A to the Lease; and

         WHEREAS, Plymouth Business Center 1 Partnership is the successor to Crow- Plymouth Land Limited Partnership's interest in the Lease and St. Paul Properties, Inc. as the successor of Plymouth Business Center 1 Partnership is hereinafter referred to as "Landlord"; and

         WHEREAS, Landlord and Tenant entered into a certain Amendment No. 1 to Lease Agreement on January 5, 1989 to provide for the leasing to Tenant of an additional 21,205 square feet in the Building (the "Surrender Space"); and

         WHEREAS, Landlord and Tenant entered into a certain Agreement No. 2 to Lease Agreement on January 12, 1989 in order to evidence their agreement in regard to the use of the Original Leased Premises for manufacturing purposes; and

         WHEREAS, Landlord and Tenant entered into a certain Amendment No. 3 to Lease Agreement in order to allow Tenant to vacate and surrender to Landlord the Surrender Space and to evidence their agreement to extend the term of the Lease as to the Original Leased Premises, as amended, for a period of three (3) additional months; and

         WHEREAS, Landlord and Tenant have entered into a certain Amendment No. 4 to Lease Agreement in order to evidence their agreement to extend the term of the Lease as to the Original Leased Premises, as amended, for a period of thirty
(30) additional months.

         WHEREAS, Landlord and Tenant have entered into a certain Amendment No. 5 to Lease Agreement in order to evidence their agreement to expand the Demised Premises by Tenant leasing 2,230 square feet adjacent to the Demised Premises ("Expansion Space") commencing June 1, 1996 and expiring December 31, 1997. The total Leased Premises is 20,535 square feet.

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         WHEREAS, Landlord and Tenant have entered into this certain Amendment
No. 6 to Lease Agreement in order to evidence their agreement to expand the Demised Premises by Tenant leasing 3,377 square feet adjacent to the Demised Premises, commencing March 1, 1998 and expiring February 28, 2003 ("Expansion Space"); and the extension of the Lease for the additional term of sixty-two
(62) months, commencing January 1, 1998 and expiring on February 28, 2003 ("Extension Term, Original Leased Premises").

         NOW, THEREFORE, in consideration of the foregoing, and the following covenants and agreements and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:

         1. Interpretation of Amendment. The Lease is hereby modified and supplemented. Wherever there exists a conflict between this Amendment No. 6 to Lease Agreement and the Lease, as amended, the provisions of this Amendment No. 6 shall control. Unless otherwise indicated, capitalized terms shall be defined in the manner set forth in the Lease, as amended.

         2. Base Rent. During the Extension Term Tenant shall Base Rent for the Original Leased Premises consisting of 20,535 square feet as follows:

                                                             Monthly Rent
                                                             ------------
         January 1, 1998 through and
         including February 28, 1998                          $15,109.00

         Tenant shall pay Base Rent for the Original Leased Premises and Expansion Space consisting of 23,912 square feet as follows:

         March 1, 1998 through and
         including February 28, 2001                          $17,009.00

         March 1, 2001 through and
         including February 28, 2003                          $18,559.00

         3. Landlord's Leasehold Improvements. Landlord agrees to provide the Leasehold Improvements as indicated on the attached Exhibit B at Landlord's cost. Such Improvement cost shall not exceed $14,243.00.

         4. Option to Terminate. Tenant shall have one option to terminate the Lease at the end of the thirty-sixth (36th) month if Landlord cannot accommodate Tenant's needs for expansion space. Tenant shall notify Landlord by the end of the twenty-fourth (24th) month of the Lease of its need for additional space. Landlord

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and Tenant agree that any offer space and its terms and conditions shall be agreed upon within ninety (90) days from the date of Tenant's notice. If Landlord cannot accommodate Tenant's expansion needs, then Tenant shall have the option to terminate the Lease at the end of the thirty-sixth (36th) month by paying Landlord any unamortized transaction costs (to include commissions) plus interest at 12% and four (4) months gross rental equal to months 37-40 and the corresponding additional rent.

         5. Reference to an Effect on the Lease.

                  a) Upon the effectiveness on this Amendment, each reference in the Lease to "this Lease", "hereunder", "hereof", "therein" or word of like import referring to the Lease shall mean and be a reference to the Lease as amended hereby.

                  b) Except as specifically set forth above, the Lease remains of full force and effect and is hereby ratified and confirmed.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

         7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 6 to Lease Agreement as of the year and date first above written.

         LANDLORD:                             TENANT:

         St. Paul Properties, Inc.             ATS Medical, Inc.
         (a Delaware corporation)              (a Minnesota corporation)

         By:                                   By:
            -----------------------------          -----------------------------
                   R. William Inserra                    John H. Jungbauer
         Its:     Vice President               Its:     Vice President

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                                    EXHIBIT A

    [Site Plan showing Current Premises and Expansion under Lease Agreement]


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                                    EXHIBIT B

        [Site Plan showing Base Bid/Expansion Area under Lease Amendment]


BASE BID/EXPANSION AREA:

GENERAL CONDITIONS

1.       Building permit
2.       Supervision
3.       General labor
4.       Clean up

DEMOLITION

1.       Demo and remove (18) sq yds of existing carpeting.
2.       Demo and remove (16) lf of existing cabinetry.
3.       Demo and remove (2) existing break-type sinks.
4.       Demo and remove (1) existing janitor's sink.
5.       Demo and remove (3) doors and frames.
6.       Demo and remove (36) lf of 9-ft wall.
7.       Demo and remove (6) lf of existing 13'-6" wall.

DRYWALL

1.       Construct (29) lf of new 9-ft wall.
2.       Construct (4) lf of new 13'-6" wall.
3.       Patch walls where demolition occurs.

CABINETRY

Relocate (8) lf of existing cabinetry to new location.

DOORS/FRAMES/HARDWARE

1.       Provide and install (1) new 6'-0" x 6'-8 " pair of doors.
2.       Provide and install (1) new 3'-0" x 6'-8" door.
3.       Relocate (3) existing doors.
4. Provide and install (3) new lever-handle latch sets.

ACOUSTICAL

Patch ceiling tile as required due to construction.

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FLOORING

1. Provide and install new direct-glue carpeting throughout new corridor area.
2.       Patch existing carpet where demolition occurs.

PAINT

1.       Paint new corridor area and walls affected by cabinet relocation.
2.       Finish new doors and frames.

PLUMBING

1.       Demo and cap (2) existing sinks and (1) janitor's sink.
2.       Re-plumb for existing sink at new location.

FIRE PROTECTION

Add and relocate sprinkler heads as required by code compliance.

HVAC

1.       Relocate (1) existing supply diffuser.
2.       Service and report on condition of existing rooftop units.

ELECTRICAL  (Allowance)

1.       Relocate (3) 2 x 4 light fixtures.
2.       Relocate (3) recessed downlights.
3.       Wire and install (2) single-pole switches.
4.       Relocate (1) exit sign.
5.       Wire and install (2) duplex general-duty receptacles.
6.       Separate circuits between spaces as may be required.